Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of March 20, 2014, by and among Fischer Enterprises, L.L.C., an Oklahoma limited liability company (“Fischer”), Crumbs Bake Shop, Inc., a Delaware corporation (“Crumbs”), and each of the persons listed on Schedule A (each a “Principal Stockholder” and, collectively, the “Principal Stockholders”), with reference to the following:

A.              Crumbs and Crumbs Holdings LLC (“Crumbs Holdings”), a Delaware limited liability company, each as a borrower, and Fischer, as lender, are parties to that certain Senior Secured Loan and Security Agreement, dated as of January 20, 2014 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the “Loan Agreement”), pursuant to which Crumbs and Crumb Holdings executed two promissory notes in favor of Lender (the “Notes”).

B.               The Notes are convertible into validly issued, fully paid and non-assessable shares of Common Stock of Crumbs (the “Conversion Shares”).

C.               This Agreement is being executed and delivered in connection with Section 5.5(c) of the Loan Agreement, and Crumbs has requested that the Principal Stockholders enter into this Agreement.

D.              The Principal Stockholders are the record and beneficial owners of the number of shares of Common Stock of Crumbs set forth opposite such Principal Stockholder’s name on Schedule A (the “Voting Stock,” together with all shares of Common Stock acquired after the date hereof by such Principal Stockholder, as such shares, rights and other securities may be adjusted from time to time for any stock dividend, stock split, recapitalization, combination, exchange, merger, consolidation, reorganization or other change or transaction involving Crumbs, are referred to herein collectively as the “Principal Stockholder Shares” of such Principal Shareholder).

 NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, Fischer, Crumbs, and each of the Principal Stockholders agree as follows:

1.             Definitions. Each capitalized term used but not otherwise defined in this Agreement shall have the meaning ascribed to such term in the Loan Agreement.

2.             Representations and Warranties of Each Principal Stockholder. Each Principal Stockholder, acting solely in its capacity as a holder of Principal Stockholder Shares and not as a director of Crumbs or in any other capacity, hereby, severally and not jointly with any other Principal Stockholder, represents and warrants to Fischer and Crumbs as follows:

(a)              Authority. Principal Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform all of its obligations hereunder and otherwise to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by Principal Stockholder. This Agreement has been duly executed. and delivered by Principal Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Fischer and Crumbs, constitutes a valid and binding obligation of Principal Stockholder enforceable against such Principal Stockholder in accordance with its terms. Other than in connection with or in compliance with the provisions of the Exchange Act, neither the execution, delivery or performance of this Agreement by Principal Stockholder nor the consummation by Principal Stockholder of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any governmental authority, and (ii) result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default under, or give rise to any right of termination, amendment, cancellation or acceleration under, result in the creation of any material lien or encumbrance of any kind on the Principal Stockholder Shares, under, any of the terms, conditions or provisions of any contract or agreement to which Principal Stockholder is a party or by which such Principal Stockholder or any of such Principal Stockholder’s Shares may be bound;

(b)             Ownership of Principal Stockholder Shares. Each Principal Stockholder owns the shares of Voting Stock set forth on Schedule A. The Voting Stock and all certificates representing the Voting Stock are now, and at all times while this Agreement is in effect will be, held by such Principal Stockholder, or by a nominee or custodian for the benefit of such Principal Stockholder, and such Principal Stockholder has good and marketable title to such Voting Stock, free and clear of any liens or encumbrances, proxies, voting trusts or agreements, understandings or arrangements, except for any such liens, encumbrances, or proxies arising. under this Agreement. All Principal Stockholder Shares acquired hereafter by such Principal Stockholder shall at all times while this Agreement is in effect be held by such Principal Stockholder, or by a nominee or custodian for the benefit of Principal Stockholder, and Principal Stockholder shall at all time while this Agreement is in effect have good and marketable title to all such Principal Stockholder Shares, free and clear of any liens, encumbrances, proxies, voting trusts or agreements, understandings or arrangements, except for any such liens, encumbrances, or proxies arising hereunder. Principal Stockholder does not own of record or beneficially any options or other rights to purchase shares of Common Stock or any rights exercisable for or convertible into shares of Common Stock.

(c)              Loan Agreement. Principal Stockholder understands and acknowledges that Fischer and Crumbs entered into the Loan Agreement in reliance upon execution and delivery of this Agreement by such Principal Stockholder; and

(d)             Adequacy of Information. Principal Stockholder is a sophisticated investor with respect to the Principal Stockholder Shares and has adequate information concerning the business and financial condition of Crumbs to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance. upon either Fischer or Crumbs and based on such information as the Principal Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Principal Stockholder has received and reviewed the Loan Agreement and acknowledges that neither Fischer nor Crumbs has made or makes any representation or warranty, whether express or implied, of any kind or character except as expressly set forth herein or in the Loan Agreement. Principal Stockholder acknowledges that the agreements contained herein with respect to the ‘Principal Stockholder Shares are irrevocable, and that such Principal Stockholder has no recourse to its Principal Stockholder Shares or to Fischer or Crumbs, except with respect to breaches by Fischer or Crumbs of their respective representations, warranties, covenants and agreements expressly set forth in this Agreement.

3.             Representations and Warranties of Fischer and Crumbs. Each of Fischer and Crumbs hereby represents and warrants to the Principal Stockholders that each of Fischer and Crumbs has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and otherwise to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Fischer and Crumbs and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and limited liability action on the part of Crumbs and Fischer, respectively. This Agreement has been duly executed and delivered by Fischer and Crumbs and, assuming this Agreement constitutes a valid and binding obligation of each Principal Stockholder, constitutes a valid and binding obligation of Fischer and Crumbs enforceable in accordance with its terms.

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4.             Covenants. Each Principal Stockholder, acting solely in its capacity as a holder of Principal Stockholder Shares and not as a director or officer of Crumbs or in any other capacity, hereby, severally and not jointly with any other Principal Stockholder, agrees as follows:

(a)             Principal Stockholder shall not: (1) sell, transfer, pledge, assign or otherwise dispose of (including, without limitation, by merger or otherwise by operation of law), or enter into any contract, agreement, option or other arrangement (including, without limitation, any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of (including, without limitation, by merger or otherwise by operation of law), all or any portion, or any interest in any, of the Principal Stockholder Shares of Principal Stockholder to any person other than Crumbs or any Person(s) designated in writing by Crumbs, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to all or any portion of the Principal Stockholder Shares of Principal Stockholder, or (iii) take any other action that would in any way restrict, limit or interfere with the performance of Principal Stockholder’s obligations under this Agreement; and

(b)             at any meeting of the stockholders of Crumbs or at any adjournment thereof or in any other circumstances upon which such Principal Stockholder’s vote, consent or other approval is sought, such Principal Stockholder shall, as requested by Crumbs, vote (or cause to be voted) all of the Principal Stockholder Shares of such Principal Stockholder in favor of the approval and adoption of the issuance of the Conversion Shares in accordance with applicable law, the provision of Crumbs’ bylaws, and the rules and regulations of the Nasdaq Capital Market, or such other exchange on which shares of Common Stock are listed (the “Resolution”), and against any resolution that, if adopted, would be inconsistent with the Resolution.

5.             Notice of Acquisition of Additional Principal Stockholder Shares. Each Principal Stockholder hereby, severally and not jointly with any other Principal Stockholder, agrees, while this Agreement is in effect, to promptly notify Fischer and Crumbs of such Principal Stockholders’ (a) acquisition of any shares of Common Stock, or (b) acquisition of an option or right to acquire shares of Common Stock or rights exercisable for or convertible into shares of Common (“Stock Rights”), after the date of this Agreement, which notice shall specify in each case the number of acquired shares (and, in the case of any such Stock Rights, the number of shares of Common Stock issuable upon the exercise, exchange or conversion thereof and the other material terms thereof). All such shares of Common Stock and Stock Rights shall be subject to the terms of this Agreement as though owned by such Principal Stockholder on the date of this Agreement.

6.             Irrevocable Proxy.

(a)             Solely for the purpose of facilitating the enforcement of each Principal Stockholder’s obligations under this Agreement, each Principal Stockholder hereby irrevocably grants to, and appoints, Ronda S. Kase and any other individual who shall hereafter be designated by Crumbs, Principal Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Principal Stockholder, to vote all of the Principal Stockholder Shares of such Principal Stockholder, or grant a consent or approval in respect of such Principal Stockholder Shares, at any meeting of stockholders of Crumbs or at, any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought in favor of the approval and adoption of the Resolution or the adoption of a resolution, that if adopted, would be inconsistent with the Resolution; provided, however, that the foregoing proxy shall only apply to those Principal Stockholders who do not vote all of their Principal Stockholder Shares on or before June 5, 2014 (which date is 5 days before the scheduled meeting of the Stockholders).

(b)             Each Principal Stockholder hereby affirms that the proxy granted by such Principal Stockholder in this Section is coupled with an interest and is irrevocable until such time as this Agreement terminates in accordance with its terms. Each Principal Stockholder hereby further affirms that the proxy granted by such Principal Stockholder in this Section is granted in connection with the execution of the Loan Agreement, is given to secure the performance of the duties of such Principal Stockholder under this Agreement, and therefore is coupled with an interest.

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7.             Further Assurances. Solely for the purpose of facilitating the enforcement of each Principal Stockholder’s obligations hereunder, each Principal Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Fischer or Crumbs may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote the Principal Stockholder Shares of such Principal Stockholder as contemplated by this Agreement. Each of Fischer and Crumbs hereby agrees to use reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement.

8.             Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the holders of a majority of Common Stock owned by the Principal Stockholders. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. Notwithstanding anything in this Section to the contrary, each of Fischer and Crumbs shall have the right to assign all or any portion of its respective rights, interests and obligations hereunder (a) to any of its respective affiliates and/or (b) as collateral security to any person who may provide financing to Fischer, in each case without the prior written consent of any of the other parties hereto; provided that no such assignment shall relieve Fischer or Crumbs of any of its respective obligations hereunder to the extent such assignee does not perform such obligations; provided, further, the rights of the assignee will be subject to all defenses, excuses, claims and counterclaims assertable against Fischer or Crumbs, as applicable. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.             General Provisions.

(a)             Stockholder Capacity. No person executing this Agreement who, during the term hereof, is or becomes a director or officer of Crumbs makes any agreement or understanding herein in his or her capacity as a director or officer of Crumbs. Each Principal Stockholder signs solely in his, her or its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, Principal Stockholder Shares.

(b)             Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Crumbs and Crumbs Holdings.

(c)             Amendments. This Agreement may not be amended except by an instrument in writing signed by Fischer, Crumbs and the holders of a majority of Common Stock owned by the Principal Stockholders,

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(d)             Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by fax, or by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9(c)):

If to Fischer:	Fischer Enterprises, L.L.C.
15209 Grayson Drive Edmond, OK 73103
Attention: S. Scott Fischer

With a copy to;	McAfee & Taft A Professional Corporation
10th Floor, Two Leadership Square
211 N. Robinson
Oklahoma. City, OK 73102
Attn: Justin Jackson

If to Crumbs:	Crumbs Bake Shop, Inc.
Crumbs Holdings LLC
West 40th Street
New York, NY 10018
Attn: Ed Slezak

if to a Principal Stockholder;	to the address set forth under the name of such
Principal Stockholder on Schedule A.

(e)              Interpretation; Construction. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the Person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement or such other documents and instruments.

(f)              Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes.

(g)             Entire Agreement. This Agreement and the documents and instruments referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

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(h)             VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE DISTRICT COURT OF OKLAHOMA COUNTY, OKLAHOMA, OR IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF OKLAHOMA. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY ACCEPTS THE JURISDICTION OF SUCH COURTS. THIS AGREEMENT SHALL NOT AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION ALLOWED BY LAW. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(i)               WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT VOLUNTARILY, KNOWINGLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR THE LOAN.

(j)               Public Announcements. The Principal Stockholders shall consult Fischer, and Crumbs before issuing any press release or otherwise making any public statement with respect to this Agreement, any of the other Transaction Agreements or any of the Transactions. Prior to the Closing, no Principal Stockholder shall issue any press release or otherwise make any public statement without the prior written consent of Fischer and Crumbs, except as may be required by Law or any listing agreement with the Nasdaq or any national securities exchange to which Crumbs is a party and, in such case, shall consult with Fischer and Crumbs prior to such release or statement being issued.

(k)             Enforcement. Each of the parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that each of the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of ‘this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States in addition to any other remedy to which they are entitled at law or in equity.

(l)               Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

[Signature Page Follows]

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[Signature page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date.

CRUMBS BAKE SHOP, INC., a Delaware corporation

By:	/s/ Edward M. Slezak
Name:	Edward M. Slezak
Title:	CEO

FISCHER ENTERPRISES, L.L.C., an
Oklahoma limited liability company

By:	/s/ S. Scott Fischer
S. Scott Fischer, Chief Operating Officer

[Signature page to Voting Agreement]

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Principal Stockholders:

EHL HOLDINGS LLC

By:	/s/ Edwin H. Lewis
Name:	Edwin H. Lewis
Title:	President

/s/ Stephen Z. Fass
Stephen Z. Fass

/s/ Julian R. Geiber
Julian R. Geiger

/s/ Shanna Goldstone
Shanna Goldstone

/s/ John D. Ireland
John D. Ireland

/s/ Robin Sepe
Robin Sepe

/s/ Edwin Leong
Edwin Leong

/s/ Frederick G. Kraegel
Frederick G. Kraegel

/s/ Edwin H. Lewis
Edwin H. Lewis

/s/ Barry Mirowsky
Barry Mirowsky

/s/ Leonard A. Potter
Leonard A. Potter

[Signature page to Voting Agreement]

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/s/ Kirk Alan Rose
Kirk Alan Rose

/s/ Jeffrey D. Roseman
Jeffrey D. Roseman

/s/ Eric Wesolowski
Eric Wesolowski

[Signature page to Voting Agreement]

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SCHEDULE A

Name of Principal Stockholder	Address	Number of Shares of Common Stock
EHL HOLDINGS LLC	PO Box 8 Vienna, MD 21869	1,042,049	*
Stephen Z. Fass	380 Riverside Drive New York, NY 10025	16,000
Julian R. Geiger	7 Chowning Drive Malvern, PA 19355	479,400	*
Shanna Goldstone	49 East 96th Street, 10A New York, NY 10128	20,000
John D. Ireland	24764 Pealiquor Road Denton, MD 21629	132,502	*
Robin Sepe	1769 Commonwealth Ave Merrick, NY 11566	45,000
Edwin Leong	10 Saw Mill Drive Somerset, NJ 08773	30,000
Frederick G. Kraegel	1225 Hyde Lane Henrico, VA 23229	30,563
Edwin H. Lewis	PO Box 8 Vienna, MD 21869	16,000
Barry Mirowsky	39 Sherman Avenue Pompton Plains, NJ 07444	25,000
Leonard O. Potter	35 Hampton Road Searsdale, NY 10583	136,128
Kirk Alan Rose	403 N. Vine Hinsdale, IL 60521	4,000
Jeffrey D. Roseman	125 Park Avenue New York, NY 10017	28,500
Eric Wesolowski	21 Roc Etam Road Randolph, NJ 07869	25,000

*Assumes Series A Preferred Stock converted to Common Stock

Schedule A
Voting Agreement